Exhibit 99.1

Webcast Alert: Ultra Petroleum Corp. Announces Its 4th Quarter Earnings Conference Call on the Web

[ 2004-02-18 ]

      HOUSTON, Feb. 18 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.'s (Amex: UPL; Toronto: UP) Fourth Quarter Earnings Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on Thursday, March 4, 2004 at 10:00 AM Central.

            What: Ultra Petroleum Corp.'s Fourth Quarter Earnings Conference Call on the Web

            When: Thursday, March 4, 2004 at 10:00 AM Central

            Where: http://www.firstcallevents.com/service/ajwz400363316gf12.html

            How: Live over the Internet -- Simply log on to the web at the address above.

            Contact:  David Russell at 281-876-0120 x 302

      If you are unable to participate during the live webcast, the call will be archived at www.ultrapetroleum.com. To access the replay, click on the home page.

      Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" and on the Toronto Stock Exchange under the ticker "UP" with 74,327,668 shares outstanding as of the date of this release.

      (Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com .)

      SOURCE Ultra Petroleum Corp.
        -0-                             02/18/2004
        /CONTACT:  David Russell of Ultra Petroleum Corp.,
                   +1-281-876-0120 x 302/
        /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/
                          DATU029LOGO
                 AP Archive: http://photoarchive.ap.org
                 PRN Photo Desk, photodesk@prnewswire.com /
        /Web site: http://www.microsoft.com/windows/windowsmedia/EN/default.asp/
        /Web site: http://www.ultrapetroleum.com /
        /Audio: http://www.firstcallevents.com/service/ajwz400363316gf12.html/
        (UPL)

        CO:  Ultra Petroleum Corp.
        ST:  Texas
        IN:  OIL
        SU:  CCA MAV

        CT-AP
        -- DAW049 --
        2120 02/18/2004 14:46 EST http://www.prnewswire.com

        Subject Codes: IN/OIL, SU/CCA, SU/MAV, RE/Texas

        Company Codes: AMEX:UPL, Toronto:UP.